                                                                     EXHIBIT 5.0

                               February 18, 1997

Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

       Re:  Registration Statement on Form S-3

Gentlemen:

      I am the general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed sale of up to an aggregate 1,407,925 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company by and for the accounts of William G. Gayle, Donald E. Guy, William R. Moore (as Trustee of the William R. Moore Revocable Trust), William B. Moore, Lee Roth, Jeff Clyne, Thomas Allen, Max Stout, Roger Kelly, William Claussen, Tom Hodge, Dwayne Castle, Cyril Fullenkamp, David Kinder, Don Mock, LaDonnia Mathis, Patricia Noury, Barbara Mobley, Timothy Allen, Donald Lamb, the Juno Profit Sharing Trust, Graham Clements, Donald Telman, H. Clayton Arnold (as Trustee of the H. Clayton Arnold Revocable Trust), Kathleen G. Arnold (as Trustee of the Kathleen G. Arnold Revocable Trust), Gregory H. Arnold, James
F. Matthews, Patricia R. Douglas, John F. Bedick, Ronald L. Whitney, Robert S. Clay, Larry A. Feld, Brent W. Scheps, Ronald L. Siegenthaler (as Trustee of the Ronald L. Siegenthaler Revocable Living Trust), William B. Emmer, John R. Sappington, John H. Cullinan, Jr. (as Trustee of the John H. Cullinan Revocable Trust), Larry E. Fishpaw (as Trustee of the Larry E. Fishpaw Revocable Trust), Craig Hurt, Steve Walker, Shari Roberts and Ernest E. Smith (collectively, the "Selling Shareholders").

      I have examined copies of the Restated Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis for the opinion hereinafter expressed. In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

      Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when sold as contemplated in the Prospectus forming a part of the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

      I hereby consent to the reference to me in the Registration Statement and in the Prospectus, which constitutes a part thereof, as the attorney who will pass on the legal matters in connection with the proposed sale of the Common Stock by the Selling Shareholders and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/  Benjamin P. Butterfield, Esq.
                                              ---------------------------------
                                             Benjamin P. Butterfield, Esq.